Exhibit 99.1

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                    The Wilber Corporation Announces Dividend

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                              FOR IMMEDIATE RELEASE

DATE:     October 24, 2005
FROM:     Alfred S. Whittet, President and CEO
PHONE:    607-433-4148

Oneonta, New York, October 24, 2005 - The Board of Directors of The Wilber Corporation, parent company of Wilber National Bank, declared a quarterly dividend of $0.095 per share at its October 24, 2005 meeting. The dividend will be paid on November 22, 2005 to stockholders of record on November 7, 2005. This compares to $0.095 per share for the same period in 2004.

The Wilber Corporation is a single bank holding company headquartered in Oneonta, New York, serving the financial needs of the communities of the Western Catskills and Eastern Southern Tier of New York. The Wilber Corporation is the parent company of Wilber National Bank, a national bank chartered in 1874 with 20 branch offices located in Otsego, Delaware, Schoharie, Ulster, Chenango and Broome Counties and two loan production offices located in Kingston, New York and Syracuse, New York. The Company's common stock trades under the symbol GIW on the American Stock Exchange.


Note: This press release may contain certain statements which are not historical facts or which concern the Company's future operations or economic performance and which are considered forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private
Securities Litigation Reform Act of 1995. The Company cautions that all forward-looking statements involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors, such as changing economic and competitive conditions and other risks and uncertainties. In addition, any statements in this news release regarding historical stock price performance are not indicative of or guarantees of future price performance.